KINGSWAY FINANCIAL SERVICES INC. INVESTOR PRESENTATION AUGUST 2014

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements related to our future growth, trends in our operating companies' businesses and industries and our financial and operational results and performance that are based on management’s current expectations, forecasts and assumptions involving risks and uncertainties that could cause outcomes and results to differ materially. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward- looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward- looking statements, see Kingsway's securities filings, including its 2013 Annual Report on Form 10-K, under the heading Risk Factors. The securities filings can be accessed on the Canadian Securities Administrators' website at www.sedar.com, and on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov or through the Company's website at www.kingsway- financial.com. Kingsway Financial Services Inc. does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this presentation. All dollar amounts set forth in this presentation are in U.S. dollars. 2

VALUE BUILDING PHILOSOPHY 3 Compounding capital in the long‐term with investments/acquisitions/financings that offer asymmetric risk/reward potential with a margin of safety supported by private market values

REDEMPTION OF SERIES A WARRANTS Kingsway At-A-Glance Ticker KFS (NYSE), KFS.TO (TSX) Stock Price $6.78 NYSE (as of 8/15/2014) Shares Outstanding 16.4 million Market Cap $111 million (as of 8/15/2014) US Headquarters Itasca, Illinois Sector/Industry Financial, Insurance 4 Series A Warrant Terms  Strike price: $4.50  Redeemable by the Company for $0.25 under certain circumstances, which have been met  Warrants trade on TSX under ticker “KFS.WT.U” and on OTC in the US under ticker “KFSWF”  This warrant redemption applies only to Kingsway’s Series A Warrants. The Company also has Series B Warrants outstanding, which are non-redeemable. “The notice to redeem our Series A Warrants is another step in our turnaround, allowing us to improve our capital structure while providing us new capital to support our merchant banking activities if the warrant holders choose to exercise.” – Larry Swets, CEO

REDEMPTION OF SERIES A WARRANTS 5  Why a warrant redemption now?  Stabilized operations will allow the Company to use the proceeds from exercised warrants to improve its capital structure, through additional debt repayment, and pursue opportunities consistent with its merchant banking strategy  What does this mean for warrant holders?  Company’s stock is trading at $6.78 as of 8/15/2014, and investors can choose to: • Exercise warrants at a strike price of $4.50 or • Receive $0.25 per warrant owned as of 9 a.m. Eastern Time on 9/18/2014

HOW WE THINK ABOUT BUILDING VALUE Concentration on insurance companies, which provide unique investment vehicles to compound and leverage investment results Focus on a 15-30 year perspective when creating/building value, while recognizing short- and near-term realities Consider upside and downside probabilities, with focus on investing when weighted upside potential is multiples of the downside Looking for classic margin of safety as building value is not without its risks Focus on understanding private market values, which better match long-term perspective 6 A Long-term Perspective Compounding Capital Asymmetric Risk/Reward Margin of Safety Private Market Values Compounding capital in the long term with investments/acquisitions/financings that offer asymmetric risk/reward potential with a margin of safety supported by private market values

POSITIONED FOR GROWTH IN BOOK VALUE  Operations stabilized as exhibited by:  non-standard auto book profitability  service business profitability  reduced overhead  Stability within the risk-bearing subsidiaries provides opportunity for further investment in the passive portfolio with its higher return potential  New capital will provide opportunities for future growth of capital through investment in vehicles like 1347 Capital Corp. (Nasdaq: TFSCU), Kingsway’s current special purpose acquisition company (SPAC), and highly leveraged triple net credit tenant leases, which will enable the Company to use its net operating losses (NOLs) to build value 7

OUR TRACK RECORD FOR DEPLOYING CAPITAL 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH)  Kingsway, through its wholly owned merchant bank, 1347 Capital, formed a Louisiana- based homeowners insurer in 2012  PIH went public through an IPO and had a successful follow-on offering during 2014  Kingsway remains the largest shareholder of PIH and will be issued additional shares if price targets are met by PIH stock, in addition to earning 1% of gross written premium in perpetuity for supporting PIH Investment Portfolio  Both Kingsway and its subsidiaries have investable assets targeting opportunities with asymmetric risk/reward potential  One recent example includes a $5 million realized gain in the Company’s portfolio of passive securities related to a warrant which was packaged with a $1 million bridge loan Kingsway made Acquisitions  Acquisitions made by the current management team are consistent with Kingsway’s merchant banking strategy with a focus on long-term value creation 8

KEY TAKEAWAYS  Proceeds from exercised warrants will enable Kingsway to enhance its balance sheet with a capital structure more aligned with the Company’s opportunities and investing time horizon  The current stability of Kingsway’s operating entities provides the Company with confidence to make further investments in attractive opportunities as Kingsway pursues its merchant banking strategy to create value for its shareholders 9

CONTACT US Investor Relations The Equity Group Carolyne Y. Sohn csohn@equityny.com Adam Prior aprior@equityny.com 10 KINGSWAY FINANCIAL SERVICES INC. INVESTOR PRESENTATION AUGUST 2014